EXHIBIT 5.1


                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 Broadway, Suite 1200
                            New York, New York 10007
                       (212) 732-7184 Fax: (212) 202-6380
                            E-mail: Louistlaw@aol.com



                                 October 1, 2003


AXM Pharma, Inc.
Board of Directors
4695 Macarthur Court, 11th Floor
Newport Beach, California 92660

Ladies and Gentlemen:


         We have acted as counsel to AXM Pharma, Inc., a Nevada company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling shareholders") of 7,845,000 shares of the Company's common stock (the "Common Stock").

         In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

         We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

Sincerely,

Law Offices of Louis E. Taubman, P.C.

By: /s/ Louis E. Taubman
    ---------------------
        Louis E. Taubman,
        President